Exhibit 10.308

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made as of the 16 day of December, 2015, by CB OWNER, LLC, a Delaware limited liability company (“Debtor”) for the benefit of THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank in its capacity as agent and administrative bank (in such capacity, hereinafter referred to as “Administrative Agent” or “Secured Party”), in its capacity as a lender, together with any other lenders that acquire an interest in the Loan (defined below) after the date hereof (individually, a “Lender” and collectively, “Lenders”). Administrative Agent, Debtor and certain Lenders have entered into that certain Construction Loan and Security Agreement dated of even date herewith (together with all amendments, modifications, restatements, and supplements thereto, the “Loan Agreement”), whereby the Lenders agreed to make a loan (the “Loan”) to Debtor in the maximum principal amount of THIRTY EIGHT MILLION ONE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($38,130,000.00) secured by, among other things, that certain Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement dated of even date herewith from Debtor to Administrative Agent (the “Security Instrument”) (all capitalized terms used herein and not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement).

Secured Party. In consideration of and as security for the prompt payment when due of the Loan, Debtor hereby grants to Secured Party a security interest in all of the right, title and interest of Debtor in and to the following:

(a)          All furniture, fixtures, equipment and personal property now or hereafter owned by Debtor as described on Exhibit “B” attached hereto and made a part hereof, and used in connection with the ownership and operation of the property described in Exhibit “A” attached hereto and made a part hereof (the “Premises”).

(b)          All proceeds from (a) above, and all additions and replacements of (a) above.

All of the foregoing being hereinafter referred to collectively as “Collateral.”

The indebtedness advanced under the Notes, to the extent that it is used for the purpose of purchasing Collateral, shall be a purchase money security interest in the Collateral so purchased.

The Collateral shall secure the obligations owing under the Notes and all extensions, amendments or modifications thereof and any and all other indebtedness now or hereafter owed to Lenders by Debtor. The security interest granted hereby shall continue to be effective irrespective of any retaking or repossession of Collateral, until all indebtedness and obligations secured hereby are fully paid in money. Upon the payment of all indebtedness and obligations secured hereby, the Collateral shall be immediately released from all security interests and liens granted hereby, such security interests and liens shall be null and void and the Collateral shall be thereafter free and clear of all security interests and liens in favor of the Secured Party and/or the Lenders (or any Lender).

Debtor warrants and agrees (as of the date hereof or the date that any Collateral is hereafter acquired by Debtor): (a) that Debtor lawfully possesses and owns the Collateral; (b) that except for the security interest granted hereby and by the Security Instrument, the Collateral is free from all liens, claims, security interests and encumbrances; (c) that the Collateral shall be kept at the locations hereinafter mentioned and Debtor will not remove, except in the normal course of business, any Collateral or books or records relating thereto from such locations without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, conditioned or delayed; (d) to defend at Debtor's own cost any action, proceeding or claim affecting the Collateral; (e) subject to applicable contest rights (as set forth in the Loan Agreement), to pay promptly all taxes, assessments, licenses, fees, and other public or private charges when levied or assessed against the Collateral; (f) in any event to do everything which Secured Party may reasonably deem necessary or expedient to preserve or perfect or continue the security interest of Secured Party, including without limitation, the execution of amendments to this Security Agreement and additional descriptions of Collateral, and including authorizing Secured Party to file such financing statements, continuation statements and the like as Secured Party may deem necessary. Debtor agrees to pay reasonable attorney's fees actually incurred at standard hourly rates and other reasonable expenses actually incurred by Secured Party in enforcing its rights after an Event of Default and to pay promptly all taxes, assessments, license fees and other expenses incurred by Secured Party in enforcing its rights after Debtor's default.

Debtor warrants that it has a business address of c/o Catalyst Development Partners, 880 Glenwood Ave., Suite H, Atlanta, Georgia 30316, where the books and records relating to the Collateral shall be located, and that the Collateral itself is or will be located at the Premises.

CB OWNER, LLC is the correct legal name of Debtor as shown on the public records of the state where Debtor is organized.

Debtor further agrees that it shall be in default hereunder if any amendment to or termination of a financing statement naming CB OWNER, LLC, as debtor, and The PrivateBank and Trust Company, as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than Secured Party or its counsel without Secured Party's prior written consent, and Debtor is unable to restore Secured Party’s first priority secured status with respect to the personal property secured by said financing statement within thirty (30) days of the time Debtor is notified of the termination or amendment of said financing statement.

All risks of loss of, damage to or destruction of the Collateral shall at all times be on Debtor.

If any of Debtor's obligations to Secured Party shall be not paid or performed promptly when due and such failure is not cured within any applicable period for cure, or if Debtor breaches any warranty or provision of this Security Agreement, or upon the occurrence of any Event of Default, then the indebtedness secured hereby shall at Secured Party's option become immediately due and payable. Upon and during the continuation of an Event of Default, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Georgia and any other applicable laws, including, but not limited to, the rights and remedies specified in this Security Agreement, the Loan Agreement, the Notes and in any other agreement between Debtor and Secured Party.

Upon and during the continuation of an Event of Default by Debtor as referenced above, Secured Party shall have under this Security Agreement, in addition to all other rights and remedies which Secured Party may have as provided in the paragraph next above, the following rights and remedies, all of which may be exercised with or without further notice to Debtor: (a) to foreclose the liens and security interests created under this Security Agreement or any other agreement relating to any and all Collateral by any available procedure, with or without judicial process; (b) subject to the rights of tenants under any Leases, to enter any premises where Collateral may be located for the purpose of taking possession or removing the same; (c) to sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for each, on credit or otherwise, and upon such terms as shall be acceptable to Secured Party; such rights and remedies to be exercised at Secured Party's option and Secured Party may bid or become a purchaser at any such sale, if public, free from any right of redemption, which right of redemption is hereby expressly waived by Debtor to the extent permitted by law.

Debtor acknowledges that Secured Party does not assume any of Debtor's obligations or duties under any agreement containing rights to payment which rights are included in the Collateral, and does not assume any of Debtor's obligations in connection with the acquisition, preparation or holding of the Collateral.

Secured Party will give Debtor reasonable notice of the time and place of any public sale of Collateral or of the time after which any private sale of the Collateral or any other intended disposition thereof is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to Debtor at Debtor's chief place of business at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding or preparing the Collateral or any portion thereof for sale, selling the same and the like shall include reasonable attorneys’ fees at standard hourly rates actually incurred (without regard to any statutory attorneys' fees provisions) and other legal costs and expenses actually incurred.

The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied first to the expenses (including attorney's fees actually incurred at standard hourly rates) of retaking, holding, storing, processing and preparing the Collateral or any portion thereof for sale, selling, collecting and liquidating the same and the like, and then to the satisfaction of indebtedness and obligations owing by Debtor to Secured Party, application as to particular obligations or against principal or interest to be in Secured Party's absolute discretion, with the balance to Debtor. If any Collateral shall require repair, maintenance, preparation or the like, or is in process or other unfinished state, Secured Party shall have the right to perform such repair, maintenance, preparation or other processing or completion of manufacture for the purpose of putting the same in such salable form as Secured Party shall deem appropriate, but Secured Party shall have the right to sell or dispose of such Collateral without such processing.

Debtor will, at Secured Party's request, assemble all Collateral and make it available to Secured Party at the Premises, and will make available to Secured Party the Premises and the facilities of Debtor for the purpose of Secured Party's taking possession of the Collateral or of removing or putting the Collateral in salable form. To facilitate the exercise by Secured Party of the rights and remedies set forth in this Security Agreement, Debtor authorizes Secured Party to take or bring, in Secured Party's name or in the name of Debtor, all steps, actions, suits or proceedings reasonably deemed by Secured Party necessary or desirable to effect collection of or to realize upon accounts and any other Collateral.

If Debtor shall fail to make any payments or if Debtor shall fail to do any act as required by this Security Agreement, the Loan Agreement or the Notes, and such failure is not cured within the applicable monetary or non-monetary notice and cure periods provided in the Notes or the Loan Agreement, then Secured Party may, but without obligation to do so, make such payments and do such acts as Secured Party may deem necessary to protect its security interest, and any costs expended by Secured Party in doing so shall be payable by Debtor on demand and shall become part of the indebtedness secured by this Security Agreement. No failure on the part of Secured Party to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof or of any Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law. The unenforceability or invalidity of any provision hereof shall not render any other provision or provisions unenforceable or invalid. This Security Agreement shall be governed by and construed according to the laws of the State of Georgia.

All obligations of Debtor shall bind its heirs, legal representatives, successors and assigns.

The provisions of this Security Agreement shall work in conjunction with and shall be in addition to (and not in lieu of) the provisions of the Security Instrument that provide for the granting of a security interest in personal property from Debtor to Secured Party. To the extent that there may be a direct conflict between the provisions of this Security Agreement and the provisions of the Security Instrument, the provisions of the Security Instrument shall control.

[EXECUTION ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned Debtor has executed this Security Agreement under seal, as of the date first above written.

DEBTOR:

CB OWNER, LLC, a Delaware limited liability company

By:	/s/ Robert Myer
Name:	Robert Myer
Title:	President
(SEAL)

EXHIBIT “A”

(Legal Description)

All that tract of land lying or being Land Lot 6, 17th District, Fulton County and the City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at a 1/2 inch re-bar found at the intersection of the southerly right of way of Interstate 85, a variable width right of way, and the westerly right of way of Cheshire Bridge Road, also a variable width right of way; THEN leaving the right of way of Interstate 85, proceed the following courses along the said westerly right of way of Cheshire Bridge Road: South 55 degrees 38 minutes 44 seconds East for 30.92 feet to a 1/2 inch re-bar found; THEN South 06 degrees 51 minutes 23 seconds East for 248.74 feet to a nail found; THEN South 28 degrees 07 minutes 38 seconds East for 42.38 feet to a 1/2 inch re-bar found; THEN South 67 degrees 28 minutes 12 seconds West for 145.43 feet to a 1/2 inch re-bar found; THEN South 00 degrees 42 minutes 52 seconds West for 123.24 feet to a 1/2 inch re-bar found; THEN North 88 degrees 37 minutes 53 seconds West for 43.35 feet to a 1/2 inch re-bar found; THEN South 09 degrees 34 minutes 54 seconds East for 86.90 feet to a 1/2 inch re-bar found; THEN North 89 degrees 25 minutes 02 seconds West for 172.15 feet to a 1/2 inch open top pipe found; THEN North 25 degrees 59 minutes 36 seconds West for 95.01 feet to a point; THEN North 26 degrees 42 minutes 06 seconds West for 470.00 feet to a point on the southerly variable right of way of Interstate 85; THEN continue the following courses along said southerly right of way of Interstate 85; North 82 degrees 57 minutes 58 seconds East for 105.01 feet to a 1/2 inch re-bar found; THEN North 79 degrees 50 minutes 07 seconds East for 257.68 feet to a point; THEN North 89 degrees 59 minutes 21 seconds East for 156.66 feet to a 1/2 inch re-bar found at the POINT OF BEGINNING.

Said property contains 4.877 acres more or less on that certain Survey for Catalyst Development Partners; fidelity National Title Insurance Company; Bluerock Real Estate, LLC; CB Owner, LLC, as Trustee under the BR/CDP Cheshire Bridge Trust Agreement dated May 29, 2015; and The Private Bank dated March 12, 2015, last revised November 20, 2015 by Bentley-Cranton Group, bearing the seal and certification of Douglas R. Bentley, GRLS No. 2535, said survey being incorporated herein by this reference.

EXHIBIT “B” TO SECURITY AGREEMENT

DEBTOR:	CB OWNER, LLC
SECURED PARTY:	THE PRIVATEBANK AND TRUST COMPANY

All right, title and interest of Debtor, whether now existing or owned or hereafter acquired, in the following types of collateral:

(a) all buildings, structures and other improvements now or hereafter located on the real property described in Exhibit “A”, or on any part or parcel of the real property (the “Property”); (b) all rents, issues, income, revenues and profits now or hereafter accruing from and all accounts and contract rights now or hereafter arising in connection with the Property or any part or parcel of the Property or any of the improvements, including without limitation all rents, issues, income, revenues and profits accruing from, and all accounts and contract rights arising in connection with the leases, together with all monies and proceeds now or hereafter due or payable with respect thereto or on account thereof, and all security deposits, damage deposits and other funds paid by any lessee, sublessee, tenant, subtenant, licensee, permittee or other obligee under any of the leases, whether paid in a lump sum or installments, all of which are hereinafter collectively called the “rents”; (c) all equipment, machinery, apparatus, fittings, furniture, furnishings and personal property of every kind or description whatsoever now or hereafter located on the Property or on any part or parcel of the Property or in or on any of the improvements, and used in connection with the construction, operation or maintenance of the Property or any of the improvements, all accessions and additions to and replacements of the foregoing and all proceeds (direct and remote) of the foregoing, including without limitation all plumbing, heating, lighting, ventilating, refrigerating, water heating, incinerating, air-conditioning and heating, and sprinkling equipment and systems, and all screens, awnings and signs; (d) all fixtures (including all trade, domestic and ornamental fixtures) now or hereafter on the Property or on any part or parcel of the Property or in or on any of the improvements, whether actually or constructively attached or affixed, including without limitation all plumbing, heating, lighting, ventilating, refrigerating, water heating, incinerating, air-conditioning and heating, and sprinkling fixtures, and all screens, awnings and signs which are fixtures; (e) all building materials, supplies, goods, machinery and equipment delivered to the Property and placed on the Property for the purpose of being affixed to or installed or incorporated or otherwise used in or on the Property or any part or parcel of the Property or any of the improvements, and all accessions and additions to and replacements of the foregoing and all proceeds (direct or remote) of the foregoing; (f) all payments, awards, judgments and settlements (including interest thereon) to which Debtor may be or become entitled as a result of the exercise of the right of eminent domain with respect to the Property or any part or parcel of the Property or any of the improvements; (g) all life insurance policies, if any, now or hereafter pledged as collateral for the indebtedness secured by this instrument and all policies of insurance which insure against loss or damage to any property described above and all proceeds from and payments under such policies; and (h) all names, tradenames, signs, marks and trademarks under which any business located on the Property is operated or known.

A portion of the described collateral is or is to be affixed to the real estate described in Exhibit “A.”